Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of September 10, 2026, by and between:

(1) Intercont (Cayman) Limited, an exempted company incorporated in the Cayman Islands, with Nasdaq ticker symbol NCT and CIK 0002018529 (the “Company”); and

(2) Beverly Holding Limited, a company incorporated in the British Virgin Islands with registration number 2125827 (the “Subscriber”).

The Company and the Subscriber are referred to individually as a “Party” and collectively as the “Parties”. Capitalised terms used but not defined in this Agreement have the meanings given to them in the Subscription Agreement (as defined below).

RECITALS

A. On or about [June 4, 2026], the Parties entered into a Subscription Agreement for Class B Shares (the “Subscription Agreement”), pursuant to which the Subscriber agreed to subscribe for, and the Company agreed to issue and allot to the Subscriber, 650,000 Class B Shares, par value US$0.0025 per share, at a subscription price of US$3.00 per share, for an aggregate subscription amount of US$1,950,000.

B. The Parties acknowledge that, as of the date of this Agreement, the closing under the Subscription Agreement has not occurred and no closing actions have been taken, including: (i) the Subscriber has not paid any portion of the Subscription Amount; (ii) the Company has not issued, allotted or delivered any Subject Shares; (iii) the Subscriber has not been registered as the holder of any Subject Shares in the Company’s register of members; and (iv) no share certificate or other closing document has been issued or delivered.

C. Pursuant to Section 7.2 of the Subscription Agreement, the Subscription Agreement may be terminated by mutual written agreement of the Parties. The Parties desire to terminate the Subscription Agreement in advance and to confirm certain matters relating thereto.

NOW, THEREFORE, the Parties agree as follows:

1. TERMINATION

1.1 Effective as of the date of this Agreement (or such other date as the Parties may agree in writing, the “Termination Date”), the Subscription Agreement is hereby terminated in its entirety and shall be of no further force or effect.

1.2 As of the Termination Date, all rights, obligations and liabilities of the Parties under the Subscription Agreement shall terminate, except for those provisions that are expressly stated to survive, or that by their nature are intended to survive, termination, and except for the rights and obligations of the Parties under this Agreement.

2. CONFIRMATION OF NO CLOSING

The Parties confirm and agree that:

(a) the Subscriber has not paid any Subscription Amount under the Subscription Agreement;

(b) the Company has not issued, allotted or delivered any Subject Shares to the Subscriber;

(c) the Subscriber has not been registered as the holder of any Subject Shares in the Company’s register of members;

(d) no share certificate, payment receipt or other closing document has been executed or delivered in connection with the Subscription Agreement; and

(e) there are no outstanding closing obligations or matters to be performed under the Subscription Agreement.

3. MUTUAL RELEASE

3.1 As of the Termination Date, each Party irrevocably releases and forever discharges the other Party from any and all claims, obligations, liabilities, indemnities, costs, damages and causes of action arising out of or in connection with the Subscription Agreement, whether known or unknown, existing or future, at law, in equity, in contract, in tort or otherwise.

3.2 The Parties acknowledge that the termination of the Subscription Agreement does not constitute a breach of the Subscription Agreement by either Party, and neither Party shall be required to pay any penalty, damages, compensation or costs to the other Party as a result of such termination.

3.3 Each Party shall bear its own costs and expenses incurred in connection with the Subscription Agreement and this Agreement.

3.4 This release does not release any claim arising under this Agreement or any claim that cannot be released as a matter of applicable law.

4. FURTHER ACKNOWLEDGEMENTS

4.1 The Parties agree that no further claims shall be made against the other Party or any third party in respect of the transactions contemplated by the Subscription Agreement.

4.2 If the Company has issued or intends to issue any shareholder meeting notice, proxy statement or other materials for the purposes of the Subscription Agreement, the Company may, in its sole discretion, withdraw, revoke or cease to pursue such matters, and the Subscriber shall have no objection thereto.

4.3 No Party admits any liability or wrongdoing by entering into this Agreement.

5. SURVIVAL

The rights and obligations under Sections 3, 5, 6 and 7 of this Agreement shall survive the termination of the Subscription Agreement.

6. GOVERNING LAW AND DISPUTE RESOLUTION

6.1 Governing Law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Cayman Islands.

6.2 Arbitration. Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to, or in connection with this Agreement (including its existence, validity, interpretation, performance, breach or termination) shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “HKIAC Rules”), which rules are deemed incorporated by reference into this Section.

6.3 Arbitral Tribunal. The arbitration tribunal shall consist of one arbitrator appointed jointly by the Parties. If the Parties fail to agree on the appointment of the sole arbitrator within thirty (30) days after the commencement of arbitration, the arbitrator shall be appointed by HKIAC in accordance with the HKIAC Rules.

6.4 Seat and Language. The seat (legal place) of arbitration shall be Hong Kong. The arbitration proceedings shall be conducted in English.

6.5 Final and Binding. The arbitral award shall be final and binding upon the Parties, and judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement, as the case may be.

6.6 Confidentiality. The Parties shall keep the arbitration proceedings and any related information confidential, except as may be required by law or necessary to enforce any arbitral award.

7. MISCELLANEOUS

7.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto.

7.2 Amendments. Any amendment to this Agreement shall be in writing and signed by both Parties.

7.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures (including scanned, DocuSign or similar) shall be accepted as original signatures.

7.4 Notices. All notices under this Agreement shall be in writing and sent to the addresses set forth on the signature pages (or as otherwise notified in writing by a Party).

7.5 No Waiver. No failure or delay by a Party in exercising any right under this Agreement shall operate as a waiver thereof.

7.6 Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

INTERCONT (CAYMAN) LIMITED

By:
Name:	Muchun Zhu
Title:	CEO

SUBSCRIBER:

BEVERLY HOLDING LIMITED

By:
Name:	Muchun Zhu
Title:	Director

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